As filed with the Securities and Exchange Commission on November 22, 2000

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                         ------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          VALASSIS COMMUNICATIONS, INC.
               (Exact name of Issuer as specified in its charter)

                DELAWARE                                38-2760940
    (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                Identification No.)

                              19975 Victor Parkway
                             Livonia, Michigan 48152
               (Address of Principal Executive Offices, Zip Code)

            VALASSIS COMMUNICATIONS, INC. BROAD-BASED INCENTIVE PLAN
                            (Full Title of the Plan)
                         ------------------------------

         Barry P. Hoffman, Esq.                    Telephone number,
      Valassis Communications, Inc.               including area code,
          19975 Victor Parkway                   of Agent for Service:
         Livonia, Michigan 48152                     (734) 591-3000
 (Name and Address of Agent for Service)


                                   Copies to:
                                Mark Thoman, Esq.
                             McDermott, Will & Emery
                              50 Rockefeller Plaza
                            New York, New York 10020
                                 (212) 547-5400


                         CALCULATION OF REGISTRATION FEE

============================ ========================== ========================== ========================== ======================
                                                            Proposed maximum
 Title of securities to be         Amount to be             offering price per          Proposed maximum               Amount of
        registered                registered (1)                share(2)           aggregate offering price       registration fee
---------------------------- -------------------------- -------------------------- -------------------------- ----------------------
Common Stock, par value            485,000 shares                 $28.4375               $13,792, 187.50               $3,641.14
$0.01 share
============================ ========================== ========================== ========================== ======================
--------------------
(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of the plan become operative.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities
    Act of 1933 on the basis of the average of the high and low prices of the Common Stock for New York Stock Exchange Composite
    Transactions on November 21, 2000, as reported in The Wall Street Journal.


                              EXPLANATORY STATEMENT

         This Registration Statement is being filed to register 485,000 shares of common stock, par value $.01 per share, of Valassis Communications, Inc. for issuance pursuant to the Valassis Communications, Inc. Broad Based Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents of the Company, each as filed with the Securities and Exchange Commission, are incorporated as of their respective dates in this Registration Statement by reference:

                  o Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

                  o Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2000.

                  o All other reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since March 31, 2000.

                  o The description of Common Stock contained in the Registration Statements of the Company filed under
                           Section 12 of the Securities and Exchange Act of
                           1934.

                  o Any amendment or report filed to update such description.

         Annual Reports on Form 10-K subsequently filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and all reports and other documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, will be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold. Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") permits a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he/she reasonably believed to be in, or not opposed to, the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his/her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his/her duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him/her against the expenses which such officer or director actually and reasonably incurred.

         In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Company contains a provision to limit the personal liability of the directors for violations of their fiduciary duty. This provision eliminates each director's liability to the Company or its respective stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

         The Company's Restated Certificate of Incorporation and the Amended and Restated By-Laws provides for indemnification to its directors and such of its officers, employees and agents as the Board of Directors may determine, from time to time, to the fullest extent permitted by Section 145 of the Delaware Law.

         The Company has obtained directors and officers liability insurance coverage. The policy insures directors and officers of the Company against losses arising from claims made against such directors or officers by reason of certain wrongful acts (as defined), such as errors, misstatements, misleading statements, acts, omissions, negligence or breaches of duty, but does not insure such persons against losses arising from claims made against such directors or officers for the return of certain unauthorized remunerations, for violations of
Section 16(b) of the Securities Exchange Act of 1934, as amended, and for violations of similar laws and certain other matters.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.      Description
-----------      -----------

3.1 Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement No. 33-45189)

3.2              Amended and Restated By-laws of Valassis Communications, Inc.
                 (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the period ended March 31, 1999)

4.1 Certificate of Designation of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to the Company's Form 8-K filed on September 23, 1999)

5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities being offered

23.1             Consent of Deloitte & Touche LLP

23.2             Consent of McDermott, Will & Emery (included in Exhibit 5.1)

24.1             Power of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

         The Company undertakes:

                  o to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           --       to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           -- to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           -- to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  o that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offer thereof;

                  o to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  o that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or
                           Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  o insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on the 14th day of November, 2000.

                                            VALASSIS COMMUNICATIONS, INC.



                                            By:   /s/ Alan F. Schultz
                                               --------------------------------
                                               Alan F. Schultz
                                               President and
                                               Chief Executive Officer



                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Alan F. Schultz, Robert L. Recchia and Barry P. Hoffman, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent in his or her name, place and stead, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

SIGNATURE                               TITLE                 DATED

 /s/ Richard N. Anderson               Director
-------------------------
Richard N. Anderson                                           November 14, 2000

 /s/ Patrick F. Brennan                Director               November 14, 2000
-------------------------
Patrick F. Brennan

 /s/ Seth Goldstein                    Director               November 14, 2000
-------------------------
Seth Goldstein

 /s/ Brian J. Husselbee                Director               November 14, 2000
-------------------------
Brian J. Husselbee

 /s/ Joseph E. Laird, Jr.              Director               November 14, 2000
-------------------------
Joseph E. Laird, Jr.

 /s/ Robert L. Recchia         Chief Financial Officer,       November 14, 2000
------------------------- Treasurer and Director (Principal
Robert L. Recchia         Financial and Accounting Officer)


 /s/ Marcela A. Sampson                Director               November 14, 2000
-------------------------
Marcela A. Sampson

 /s/ Alan F. Schultz           Chairman of the Board of       November 14, 2000
-------------------------    Directors, Chief Executive
Alan F. Schultz           Officer, President and Director
                            (Principal Executive Officer)


 /s/ Faith Whittlesey                  Director               November 14, 2000
-------------------------
Faith Whittlesey

Exhibit No.      Description                                            Page No.
-----------      -----------                                            --------

3.1 Restated Certificate of Incorporation of Valassis Communications, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement No. 33-45189)

3.2              Amended and Restated By-laws of Valassis
                 Communications, Inc. (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the period ended March 31, 1999)

4.1 Certificate of Designation of Preferred Stock of Valassis Communications, Inc. filed with the Office of the Secretary of State of Delaware on September 21, 1999, Authentication No. 9983607 (incorporated by reference to Exhibit (4) to the Company's Form 8-K filed on September 23, 1999)

5.1              Opinion (including consent) of McDermott, Will &
                 Emery as to the legality of the securities being offered

23.1             Consent of Deloitte & Touche LLP

23.2             Consent of McDermott, Will & Emery (included in
                 Exhibit 5.1)

24.1             Power of Attorney (included on signature page)